EXHIBIT 32

                          Rule 13a-14(b) Certification

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Global Concepts, Ltd.

A signed original of this written statement required by Section 906 has been provided to Global Concepts, Ltd. and will be retained by Global Concepts, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: May 19, 2005              /s/ Eduardo Rodriguez
                                 ----------------------------
                                 Eduardo Rodriguez
                                 (Chief executive officer and
                                  chief financial officer)